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                                                                    Exhibit 23.4


                  [LEE KEELING AND ASSOCIATES, INC. LETTERHEAD]

                   CONSENT OF LEE KEELING AND ASSOCIATES, INC.

As independent oil and gas consultants, Lee Keeling and Associates, Inc. hereby consents to the incorporation by reference in the Chesapeake Energy Corporation Registration Statement on Form S-4 to be filed on or about June 10, 2003, of information from our reserve report with respect to the oil and gas reserves of Chesapeake Energy Corporation dated February 21, 2003 and entitled "Appraisal Oil and Gas Properties Interests Owned by Chesapeake Energy Corporation Selected Properties Constant Prices and Expenses Effective Date January 1, 2003." We also consent to the reference to us under the heading "Experts" in such Registration Statement.

LEE KEELING AND ASSOCIATES, INC.

By: /s/ Kenneth Renberg
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        Kenneth Renberg, Vice President

Tulsa, Oklahoma
June 9, 2003